Exhibit 3.1

SECRETARY OF STATE
STATE OF NEVADA

CORPORATE CHARTER

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that DOUGLAS LAKE MINERALS INC. did on January 5, 2004 file in this office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

(The Great Seal of the State of Nevada)

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office, in Carson City, Nevada, on January 6, 2004.

/s/ Dean Heller
DEAN HELLER
Secretary of State

By /s/
Certification Clerk

DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684-5708
Website: secretaryofstate.biz
ARTICLES OF INCORPORATION (PURSUANT TO NRS 78)	FILED# C120-04 JAN 05 2004 IN THE OFFICE OF DEAN HELLER, SECRETARY OF STATE

1. Name of Corporation:	DOUGLAS LAKE MINERALS INC.
2. Resident Agent Name and Street Address:	THE CORPORATION TRUST COMPANY OF NEVADA 6100 NEIL RD, SUITE 500, RENO, NEVADA 89511
3. Shares:	Number of shares with par value: 100,000,000 COMMON, Par Value: $0.001; Number of shares without par value: NIL
4. Name & Addresses of Board of Directors/ Trustees:	Laurie Stephenson 1136 Martin Street, White Rock, BC V4B 3W1 Steven Johnston 2012 Fullerton Avenue, Suite 1209, North Vancouver, BC V7P 3E3
5. Purpose:	The purpose of the corporation shall be:
6. Names, Address and Signature of Incorporator:	MICHAEL L. SEIFERT /s/ Michael L. Seifert 625 Howe St., Suite 700, Vancouver, BC V6C 2T6
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. The Corporation Trust Company of Nevada By: /s/ Jack Caskey Date: 1/5/2004 JACK CASKEY, ASSISTANT V.P.